FORM 8-K/A

                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                               CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2001

                              Global Axcess Corp.
                        Formerly NetHoldings.Com, Inc.
          (Exact name of registrant as specified in its charter.)

                                   Nevada
               (State of incorporation or organization)

       0-17874                                                88-0199674
(Commission File Number)                                 (I.R.S. Employee
                                                        Identification No.)

 2240 Shelter Island Drive, Suite 202, San Diego, California      92106
 (Address of principal executive offices)                      (Zip Code)

    Registrant's telephone number, including area code:  (619) 243-1163



 (Former name or former address, if changed since last report)

The undersigned hereby amends its Form 8-K dated June 15, 2001 by including the items and exhibits as set forth in the pages attached hereto.

Item 7.    Financial statements and exhibits

(a)  Financial statements of businesses acquired

                  NATIONWIDE MONEY SERVICES INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
Nationwide Money Services Inc.
Ponte Vedra Beach, Florida

We have audited the accompanying consolidated balance sheet of Nationwide Money Services Inc. and Subsidiary as of December 31, 2000 and the related consolidated statement of operations, stockholder's deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Money Services Inc. and Subsidiary as of December 31, 2000, and the consolidated results of its operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered operating losses and current liabilities exceed current assets. Furthermore, the Company required funding from its former parent company to support its operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC
August 10, 2001
Las Vegas, Nevada

                  NATIONWIDE MONEY SERVICES INC. & SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2000


                                     ASSETS

Current assets
  Cash                                                       $    109,255
  Accounts receivable, net of allowance
    for doubtful accounts of $59,479                              737,967
  Prepaid expenses                                                 16,799
    Total current assets                                          864,021

Fixed assets, net                                               3,592,917

Other assets
  Deposit                                                          28,722
  Other assets                                                     13,002

Total assets                                                 $  4,498,662


                      LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities
  Accounts payable                                           $    321,316
  Accrued liabilities                                             317,035
  Due to Cardservice International, Inc.                       20,197,815
  Note payable - current portion                                   11,102
  Capital lease obligations - current portion                   2,223,541
    Total current liabilities                                  23,070,809

Long-term liabilities
  Note payable - long-term portion                                  2,972
  Capital lease obligations - long-term portion                   604,269

Total liabilities                                              23,678,050

Commitments and contingencies                                           -

Stockholder's deficit
  Common stock; no par or stated value; 25,000
    shares authorized, issued and outstanding                   2,647,698
  Accumulated deficit                                         (21,827,086)
    Total stockholder's deficit                               (19,179,388)

Total liabilities and stockholder's deficit                  $  4,498,662


 See Report of Independent Certified Public Accountants and Accompanying Notes

                  NATIONWIDE MONEY SERVICES INC. & SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000



Revenues
  Transaction fees                                        $ 7,010,786
  Rental income                                               127,579
  Installation and sale of automated teller machine            74,137
  Other                                                        64,110
    Total revenues                                          7,276,612

Operating expenses
  Transaction fees                                          1,496,369
  Installation and sale of automated teller machine            23,036
  Depreciation                                              2,048,135
  General and administrative                                6,254,220

    Total cost and expenses                                 9,821,760

Net loss from operations                                   (2,545,148)

Other income
  Legal settlement income                                     573,940
  Merchant location sale                                      147,000
    Total other income                                        720,940

Net loss before provision for income taxes                 (1,824,208)

Provision for income taxes                                          -

Net loss                                                  $(1,824,208)

Basic and diluted loss per common share                   $    (72.97)

Basic and diluted weighted average
  common shares outstanding                                    25,000



 See Report of Independent Certified Public Accountants and Accompanying Notes

                   NATIONWIDE MONEY SERVICES INC. & SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                Common
                                Stock
                                Number               Accumulated
                               of Shares   Amount      Deficit    Total Deficit
Balance at January 1, 2000       25,000  $2,615,729 $(20,002,878) $(17,387,149)

Contribution of automated
  teller machines by
  Cardservice
  International, Inc.                 -      31,969            -        31,969


Net loss                              -           -   (1,824,208)   (1,824,208)

Balance at December 31, 2000     25,000  $2,647,698 $(21,827,086) $(19,179,388)





See Report of Independent Certified Public Accountants and Accompanying Notes

                   NATIONWIDE MONEY SERVICES INC. & SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000


Cash flows from operating activities:
  Net loss                                                 $(1,824,208)
  Adjustments to reconcile net loss to
    net cash provided by operating activities:
      Depreciation                                           2,048,135
  Changes in operating assets and liabilities:
    Change in accounts receivable                             (242,839)
    Change in prepaid expenses                                 (16,799)
    Change in deposits                                            (500)
    Change in other assets                                       8,796
    Change in bank overdraft                                   (45,896)
    Change in accounts payable                                (147,974)
    Change in accrued liabilities                               69,330
    Change in due to Cardservice International, Inc.         3,352,448

      Net cash provided by operating activities              3,200,493

Cash flows from investing activities:
  Purchase of fixed assets                                     (55,913)

    Net cash used by investing activities                      (55,913)

Cash flows from financing activities:
  Principal payments on note payable                            (9,952)
  Principal payments on capital lease obligations           (3,025,373)

    Net cash used by financing activities                   (3,035,325)

Net increase in cash                                           109,255

Beginning balance, January 1, 2000                                   -

Ending balance, December 31, 2000                          $   109,255

Supplemental disclosure of cash flow:
  Cash paid for interest                                   $   618,147




  See Report of Independent Certified Public Accountants and Accompanying Notes

                  NATIONWIDE MONEY SERVICES INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


1.   Description of business and summary of significant policies
     -----------------------------------------------------------

     Description of business - Nationwide Money Services Inc. and Subsidiary (the "Company"), a wholly owned subsidiary of Cardservice International, Inc. ("Cardservice"), owns and operates automated teller machines primarily in the east coastal region of the United States. The company was incorporated in the State of Nevada in December 1993.

     In January 1999, the Company formed a wholly owned subsidiary, EFT Integration, Inc. (a Florida Corporation) ("EFT"). EFT is an automated teller machine processor primarily used for processing the Company's automated teller machine transactions.

     On June 29, 2001 Global Axcess Corp. ("Global") (a Nevada Company) purchased all outstanding capital stock of the Company, including its wholly owned subsidiary EFT Integration, Inc., from Cardservice (see Note
     10).

     Merchant contract concentration - The Company contracts the locations for its machines with various merchants. As of December, the company has approximately 670 active machines, of which approximately 550 machines are contracted through a single merchant. Revenues from this merchant represent approximately 80% of total transaction fees. Subsequent to December 31, 2000, the contract ended in June 2001 and the Company is in the progress of renegotiating with the merchant as of the date of the independent auditor's report. Management believes that an agreement will be negotiated with this merchant.

     Principles of consolidation - The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated.

     Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Fair value of financial instruments - The carrying amounts for the Company's cash, accounts receivable, prepaid expenses, accounts payable, accrued liabilities, due to Cardservice International, Inc., note payable - current portion, and capital lease obligations - current portion approximate fair value due to the short-term maturity of these instruments.

     Comprehensive income (loss) - The Company has no components of other comprehensive income. Accordingly, net loss equals comprehensive loss for all periods.

     Fixed assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 7 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

     The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

                  NATIONWIDE MONEY SERVICES INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)




1.   Description of business and summary of significant policies (continued)
     -----------------------------------------------------------

     Advertising costs - Advertising costs incurred in the normal course of operations are expensed accordingly. Advertising expense was approximately $800 for the year ended December 31, 2000.

     Earnings (loss) per share - Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

     Revenue and expense recognition - Revenues are recognized during the period in which the related services are provided. Costs and expenses are recognized during the period in which they are incurred.

     Comprehensive income (loss) - The Company has no components of other comprehensive income. Accordingly, net loss equals comprehensive loss for all periods.

     Segment information - The Company discloses segment information in accordance with Statements of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information," which uses the Management approach to determine reportable segments. The Company currently has no segments.

     Research and development costs - Research and development costs are charged to expense when incurred. Costs of software developed internally by us for use in our operations are accounted for under the American Institute of Certified Public Accountants' Statement of Position (SOP) No. 98-1, "Internal Use Software." In May 2000, the Emerging Issues Task Force (EITF) reached a consensus on Issue 00-2, "Accounting for Web Site Development Costs" and we adopted this consensus on July 1, 2000. This consensus requires that entities treat most web site development as internal use software under SOP No. 98-1. Under these accounting pronouncements, we expense costs of research, including pre-development efforts related to determining technological or product alternatives, and costs incurred for training and maintenance. Software and web site development costs, which include direct costs such as labor and contractors, are capitalized when it is probable that the project will be completed and the software or web sites will be used as intended. Costs incurred for upgrades and enhancements to our software or web sites are capitalized when we believe such efforts result in additional functionality. Capitalized software and web site costs are amortized to expense over the estimated useful life of the software or web sites, which range from one to three years. As of December 31, 2000, there are no costs capitalized under SOP No. 98-1.

     -----------------------------------------------------------

     New accounting pronouncements - On July 20, 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards
     (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS 142. Major provisions of these Statements and their effective dates for the Company are as follows:

     - all business combinations initiated after June 30, 2001 must us the purchase method of accounting. The pooling of interest method of accounting is prohibited except for transactions initiated before July 1, 2001.
     - intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability.
     - goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001, will not be amortized. Effective January
         1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization.
     - effective January 1, 2002, goodwill and intangible assets with indefinite lives will be tested for impairment annually and whenever there is an impairment indicator.
     - all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting.

     Although it is still reviewing the provisions of these Statements, management's preliminary assessment is that these Statements will not have a material impact on the Company' financial position or results of operations.

     Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     As of December 31, 2000, the Company has available net operating loss carryovers that will expire in various periods through 2020. Such losses may not be fully deductible due to the significant amounts of non-cash service costs and the change in ownership rules under Section 382 of the Internal Revenue Code. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

2.   Fixed assets

     Fixed assets consist of the following as of December 31, 2000:

         Automated teller machines                    $11,844,469
         Office and computer equipment                    307,105
         Furniture and fixtures                            48,512
         Automobiles                                       30,806
         Leasehold improvements                            11,352
                                                      ------------
                                                       12,242,244
         Less: accumulated depreciation                 8,649,327
                                                      ------------

         Fixed assets, net                            $ 3,592,917
                                                      ============

3.   NOTE PAYABLE
     ------------

     As of December 31, 2000, note payable consist of the following:

       Promissory note from an institution, secured
         by a vehicle of the Company, payable in
         monthly principal and interest installments
         of $1009, bearing an interest rate of
         11.58%, and maturing March 2002              $14,074

         Less:  amounts due within one year            11,102
                                                      --------

         Notes payable - long-term portion            $ 2,972
                                                      ========

4.   CAPITAL LEASE OBLIGATIONS
     -------------------------

     The Company is obligated under various capital leases for automated teller machines and related equipment. For financial reporting purposes, minimum lease payments relating to the equipment have been capitalized. Capital lease obligations totaling $3,112,477 require minimum monthly lease payments ranging from $197 to $75,950 with interest rates ranging between 8.5% and 16.90%. The future minimum lease payments required under capital lease obligations as of December 31, 2000, are as follows:

       2001                                                 $2,447,945
       2002                                                    359,661
       2003                                                    270,219
       2004                                                     34,652
                                                            -----------
                                                             3,112,477
        Less: amount representing interest                     284,667
                                                            -----------
        Present value of minimum lease payments              2,827,810
        Less: current portion of capital lease obligations   2,223,541
                                                            -----------
                                                            $  604,269
                                                            ===========

     Equipment leased under capital leases as of December 31, 2000, totals $2,799,959, which is net of accumulated depreciation of $7,394,022.

5.   RELATED PARTY TRANSACTIONS
     --------------------------

     Due to Cardservice International Inc. - As of December 31, 2000, due to Cardservice International, Inc. totaling $20,197,815 represents amounts advanced to the Company from its former parent company for support of the Company's operations. The balance bears no interest, is unsecured and due on demand. As further discussed in Note 10, the entire balance was converted as contributed capital to the Company in June 2001.

6.   OTHER INCOME
     ------------

     Other income consisted of the following for the year ended December 31, 2000:

     Legal settlement income - Revenues related to a
     legal suit in which the Company (the plaintiff)
     alleged a processor (the defendant) was in error in
     relation to the amount of transaction fees owed to
     the Company (see Note 10)                                   $551,940

     Other income related to various legal suits in the
     ordinary course of business                                   22,000
                                                                 ---------
                                                                 $573,940
                                                                 =========

     Merchant location sale - Revenues related to the
     sale of 18 merchant location contracts in Colorado
     and Texas to unrelated third party                          $147,000
                                                                 =========

7.   Commitments and contingencies

     Operating leases - The Company is obligated under various noncancellable operating leases. For the year ended December 31, 2000, total rent or lease expense for these leases approximated $173,000.

     Future minimum lease payments required as of December 31, 2000 are as follows:

       2001                                                 $176,105
       2002                                                  161,986
       2003                                                   76,265
                                                            ---------

                                                            $414,356
                                                            =========
                                       11

     -----------------------------

     Vault cash - In 1998 the Company entered into a Settlement Agreement and Mutual General Release with a bank in which the bank agreed to supply vault cash of $2,500,000 through January 2000, $2,000,000 through January 2001, and $1,500,000 through December 2003. in exchange for monthly fees of $26,042, $20,833.33, and $15,625, respectively.

     Additionally, the Company is required to maintain a twelve month letter of credit totaling the vault cash balance and the remaining monthly fees from the beginning of the twelve month period, approximately $2,797,000 as of December 31, 2000. The Company was not in compliance with the letter of credit covenant as of December 31, 2000 through the date of this report.

     Future minimum fees required under the contract as of December 31, 2000 are as follows:

       2001                                                 $194,709
       2002                                                  189,502
       2003                                                  189,502
                                                            ---------
                                                            $573,713
                                                            =========

8.   INCOME TAXES
     ------------

     The Company did not record any current or deferred income tax provision or benefit for any of the periods presented due to continuing net losses and nominal differences.

     The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of net operating losses, because of uncertainty regarding its realizability.

     As of December 31, 2000, the Company had a net operating loss carry forward of approximately $5,293,027. Utilization of the net operating loss carry forward, which begins to expire at various times starting in 2009, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under state and foreign tax laws.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are approximately as follows:


                                            Federal       State        Total
                                          ------------ ----------- ------------
       Net operating loss                 $(1,749,726) $ (186,809) $(1,936,535)
       Allowance for doubtful accounts        (20,223)     (2,159)     (22,382)
       Depreciation                           811,491      86,639      898,130
                                          ------------ ----------- ------------
       Total deferred tax assets             (958,458)   (102,329)  (1,060,787)
       Valuation allowance for deferred
         tax assets                           958,458     102,329    1,060,787
                                          ------------ ----------- ------------

       Net deferred tax assets            $        --  $       --  $        --
                                          ============ =========== ============

9.   GOING CONCERN
     -------------

     The Company incurred a net loss of approximately $1,824,000 for the year ended December 31, 2000. The Company's current liabilities, excluding due to Cardservice International, Inc. liability of $20,197,815 which has been subsequently contributed as discussed in Note 11, exceed its current assets by approximately $2,009,000. Furthermore, the Company required funding of approximately $3,352,000 from its former parent company to support its operations during fiscal year 2000. These factors create an uncertainty about the Company's ability to continue as a going concern. The management of the Company, together with management of Global, have developed a plan to increase merchant contracts to generate additional revenues. Global will also seek additional sources of capital through a combination of debt or equity financing, but there can be no assurance that the Company, together with Global, will be successful in accomplishing their objectives.

     The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

10.  Subsequent events

     In April 2001, the Company settled an ongoing litigation with a Processor for the amount of $551,940. The Company alleged the Processor had not paid all transaction fees owed to the Company while the Processor alleged the Company owed fees for services rendered. The net of the two claims totaled the above settlement amount. The Processor paid the entire balance in April 2001. The Company has accrued for the revenue related to this settlement for the years ended December 31, 2000 and 1999 (see Note 7 above).

     In June 2001, Cardservice issued a promissory note to the Company in the amount of $2,000,000. The note is secured by the Company's assets, bears an interest rate of 7% with monthly interest only payments beginning August 1, 2001 through June 26, 2002, after which the entire principal balance is due on June 26, 2002.

     In June 2001, Global purchased all outstanding capital of the Company, including its wholly owned subsidiary EFT from Cardservice. As part of the agreement, the entire balance of due to Cardservice International, Inc. (approximately $21,680,000) was contributed to the Company.

(b) Pro forma financial information

Effective June 30, 2001, Global Axcess Corp. ("Global") purchased all of the outstanding capital of Nationwide Money Services Inc.("Nationwide") including its wholly owned subsidiary EFT Integration, Inc.from Cardservice International, Inc. for 3,725,000 shares of its common stock. The purchase price of Nationwide is based upon the fair value of the 3,725,000 shares of common stock issued in the transaction, which approximated $3,725,000 or $1.00 per share.

The following statements set forth certain selected financial information for Global Axcess Corp. and Nationwide Money Services Inc. and Subsidiary on an unaudited pro forma consolidated basis giving effect to the Transactions as if the Transactions had become effective on December 31, 2000, in the case of the balance sheet information presented, and as if the Transactions had become effective at the beginning of the periods indicated, in the case of operations information presented.

The unaudited pro forma condensed consolidated financial information set forth in the following tables is based on historical financial statements of Global Axcess Corp. as previously reported, and Nationwide Money Services Inc., the assumptions and adjustments described in the notes accompanying the same, is presented for information purposes only, and is not necessarily indicative of the consolidated financial position or results of operations that would have occurred had the transactions been consummated on December 31, 2000, or at the beginning of the periods indicated, or which may occur in the future. The unaudited pro forma consolidated financial data are based upon assumptions that Global Axcess Corp. believes are reasonable and should be read in conjunction with the financial statements of Nationwide Money Services Inc. and the accompanying notes thereto, included elsewhere in this Form 8-K/A.

                               GLOBAL AXCESS CORP.
                    (FORMERLY KNOW AS NETHOLDINGS.COM, INC.)
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                      FOR THE YEAR ENDED DECEMBER 31, 2000


                                             Historical
                           Global Axcess      Acquired                                  Global Axcess
                               Corp.          Business                                     Corp.
                             Proforma        Nationwide                                    Proforma
                           Consolidated         Money                        Proforma     Consolidated
                          Balance Sheet(a)  Services, Inc.      Total       Adjustments  Balance Sheet(a)

 Cash                      $ 331,292      $    109,255      $    440,547   $        -      $   440,547
 Accounts Receivable net       3,451           737,967           741,418            -          741,418
 Prepaid expenses                  -            16,799            16,799            -           16,799
 Due from Related Party       10,000                 -            10,000            -           10,000
 Fixed Assets net            918,834         3,592,917         4,511,751            -        4,511,751
 Other Assets net          1,295,440            41,724         1,337,164      789,497 (b)    2,126,661

 Total Assets             $2,559,017      $  4,498,662      $  7,057,679      789,497      $ 7,847,176

 Accounts Payable            105,534           321,316           426,850            -          426,850
 Accrued Expenses            124,436           317,035           441,471            -          441,471
 Notes Payable -
  Related party               78,000        20,197,815        20,275,815  (20,197,815)(d)       78,000
 Notes Payable             1,653,732            14,074         1,667,806            -        1,667,806
 Capital Lease
  Obligations                 30,998         2,827,810         2,858,808     (487,617)(e)    2,371,191

 Total Liabilities        $1,992,700      $ 23,678,050      $ 25,670,750  (20,685,432)     $ 4,985,318

 Common Stock                  6,804         2,647,698         2,654,502   (2,647,698)(b)       10,529
                                                                                3,725 (b)
 Additional paid-
  In capital               2,187,517                 -         2,187,517    3,721,275 (b)    5,908,792
 Accumulated Deficit      (1,628,004)      (21,827,086)      (23,455,090)  20,002,878 (b)   (3,057,463)
                                                                              394,749 (c)
 Total Equity (deficit)      566,317       (19,179,388)      (18,613,071)  21,474,929        2,861,858
 Total Liabilities
  and Equity             $ 2,559,017      $  4,498,662      $  7,057,679      789,497      $ 7,847,176


 a) As previously reported on the Company's Form 8-K/A filed on August 31, 2001.
 b) Accounting for the purchase of Nationwide Money Services, Inc., which includes $1,184,236 in goodwill less $394,746 in amortization based upon a three year calculation.
 c) Twelve months of amortization of the goodwill attributed to the purchase of Nationwide Money Services, Inc.
 d) Elimination of the related-party debt due to its conversion to contributed capital.
 e) Elimination of capitalized leases assumed to mature prior to acquisition.

                               GLOBAL AXCESS CORP.
                    (FORMERLY KNOWN AS NETHOLDINGS.COM, INC.)
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000



                           Global Axcess     Historical                                 Global Axcess
                               Corp.          Acquired                                       Corp.
                             Proforma         Business                                     Proforma
                           Consolidated      Nationwide                                 Consolidated
                           Statement of        Money                        Proforma    Statement of
                          Operations (a)   Services, Inc.      Total       Adjustments   Operations
Revenue                    $ 1,063,945    $ 7,276,612       $ 8,340,557     $        -     $ 8,340,557

Operating expenses           3,056,294      9,821,760        12,878,054        394,749 (b)  13,272,803

Net loss from operations    (1,992,349)    (2,545,148)       (4,537,497)      (394,749)     (4,932,246)

Other income                         -        720,940           720,940              -         720,940

Loss before provision for
  income taxes              (1,992,349)    (1,824,208)       (3,816,557)      (394,749)     (4,211,306)

Provision for income taxes           -              -                 -              -               -

Net loss                   $(1,992,349)   $(1,824,208)      $(3,816,557)    $ (394,749)    $(4,211,306)

Basic and diluted
 Loss per common
 share                     $     (1.19)   $    (72.97)           $(2.24)                        $(0.78)

Weighted average
 Shares used in per
 share calculations          1,678,451         25,000         1,703,451                      5,403,451


 a) As previously reported on the Company's Form 8-K/A filed on August 31, 2001.
 b) Amortization of the goodwill for the purchase of Nationwide Money Services, Inc.

                               GLOBAL AXCESS CORP.
                    (FORMERLY KNOW AS NETHOLDINGS.COM, INC.)
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001


                           Global Axcess     Historical                                 Global Axcess
                               Corp.          Acquired                                       Corp.
                             Proforma         Business                                     Proforma
                           Consolidated      Nationwide                                 Consolidated
                           Statement of        Money                        Proforma    Statement of
                          Operations (a)   Services, Inc.      Total       Adjustments   Operations
Revenue                    $   335,007    $  4,179,676      $ 4,514,683    $        -     $ 4,514,683

Operating expenses           1,090,698       5,016,201        6,106,899       102,197 (a)   6,209,096

Net loss from
 operations                   (755,691)       (836,525)      (1,592,216)     (102,197)     (1,694,413)

Other income                         -               -                -             -               -

Loss before
 provision for
 income taxes                 (755,691)       (836,525)      (1,592,216)     (102,197)     (1,694,413)

Provision for
  income taxes                       -               -                -             -               -

Net loss                   $  (755,691)   $   (836,525)     $(1,592,216)   $ (102,197)   $ (1,694,413)

Basic and diluted
 Loss per common
 share                     $     (0.09)        $(33.46)     $     (0.19)                 $      (0.14)

Weighted average
 Shares used in per
 share calculations          8,331,949          25,000        8,356,949                    12,056,949

 a) As previously reported on the Company's Form 8-K/A filed on August 31, 2001.
 b) Amortization of the goodwill for the purchase of Nationwide Money Services, Inc.

                               GLOBAL AXCESS CORP.
                    (FORMERLY KNOW AS NETHOLDINGS.COM, INC.)
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000


                           Global Axcess     Historical                                 Global Axcess
                               Corp.          Acquired                                       Corp.
                             Proforma         Business                                     Proforma
                           Consolidated      Nationwide                                 Consolidated
                           Statement of        Money                        Proforma    Statement of
                          Operations (a)   Services, Inc.      Total       Adjustments   Operations
Revenue                    $  348,920     $ 3,721,616       $ 4,070,536           -        $ 4,070,536
Other income                        -         481,080           481,080           -            481,080

Operating expenses            392,726       4,711,449         5,104,175           -          5,104,175

Net loss from
 operations                   (43,806)       (508,753)         (552,559)          -           (552,559)

Other income                        -               -                 -           -                  -                       -

Loss before
 provision for
 income taxes                 (43,806)       (508,753)         (552,559)          -           (552,559)

Provision for
 income taxes                       -               -                 -           -                  -                           -

Net loss                   $  (43,806)    $  (508,753)        $(552,559)          -        $  (552,559)

 a) As previously reported on the Company's Form 8-K/A filed on August 31, 2001.

                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Global Axcess Corp.
                                         Formerly NetHoldings.com, Inc.


Dated: September 20, 2001                 By: /s/Daryl C. Idler
                                                 Daryl C. Idler
                                              Executive Vice President,
                                              and Director